EXHIBIT 23.2

                          NeoMedia Technologies, Inc.

                                  Exhibit 23.2

                        Consent of KPMG Peat Marwick LLP

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                         INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the registration statement (No. 333-42477) on Form S-8 of NeoMedia Technologies, Inc. of our report dated March 18, 1998, relating to the consolidated balance sheet of NeoMedia Technologies, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, cash flows and stockholders' equity for the year then ended, which report appears in the December 31, 1997 annual report on Form 10-KSB of NeoMedia Technologies, Inc.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Miami, Florida
March 30, 1998

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